AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM




1.	Security Purchased:     HART 2013-A A1

2.	Cusip Number:  44890JAA7

3.	Date of Purchase:   01/24/2013

4.	Broker Name:         CITI
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  Hyundai Auto Receivables Trust

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $7,000,000              ______

9.	Aggregate principal amount
  of offering:     $345,000,000

10.	Purchase price (net of fees and expenses):   100.00

11.	Date offering commenced:   January 24, 2013

12.	Offering price at end of first day on which any sales
were made:   100.00

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied: YES or NO
 a. Does the account's governing
document(s) allow for this    security to
be purchased?
____YES___

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
__YES_____

c. The securities were purchased prior to the end of the first full day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
___YES____

d. The underwriting was a firm commitment
underwriting?
__YES_____
_

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period?
__YES_____

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
___YES___

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by PNC
Capital Advisors, LLC did not exceed (i)
if purchased in an offering other than an
Eligible Rule 144A Offering, 25% of the
principal amount of the securities being
offered, or (ii) if purchased in an
Eligible Rule 144A Offering, 25% of the
total of (A) the principal amount of the
class of securities being offered that
were sold by underwriters or members of
the selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal
amount of the class of securities being
offered in any concurrent offering.
___YES____
_

h. No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase?
___YES____

      Portfolio Manager(s) (Name):
      ____Richard Stevenson, Patrick Azouri, __
              ____Kelley Peel      __________________

     Date: __01/24/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number
Par
Exec Price

carm0023
4,800,000
100.00

carm0039
1,400,000
100.00

cn001098
800,000
100.00